                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated July 18, 1997, except for Note 12 as to which the date is July 22, 1997 in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Faroudja, Inc. for the registration of shares of its Common Stock.


    Our audits also included the financial statement schedule of Faroudja, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                               ERNST & YOUNG LLP



San Jose, California
September 18, 1997